UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 5, 2013

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 N.W. Lovejoy Street, Suite 720, Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2013, Paulson Capital Corp. (the "Company") received a letter from The NASDAQ Stock Market ("NASDAQ") stating that the Company was not in compliance with NASDAQ's Listing Rules 5605(b)(1) (which requires that the Company have a majority of independent directors) and 5605(c)(2) (which requires that the Company have an audit committee with at least three members, each of whom is independent). The letter noted that the recent appointment of Mr. Trent Davis as President of the Company and as a non-independent member of its Board of Directors (the "Board") effectively created an additional vacancy for an independent director on the Board. Because the Company was previously granted, on August 5, 2013, a cure period until January 23, 2014 to appoint one independent director to the Board (which independent director vacancy resulted from the death on July 27, 2013 of Mr. Steve Kleemann, a former director of the Company), the letter stated that the Company was not eligible for an additional cure period.

NASDAQ has requested that the Company provide, by December 20, 2013, a plan to regain compliance with the NASDAQ Listing Rules. The Company is in the process of preparing that plan. The Company intends to regain compliance with Listing Rules 5605(b)(1) and 5605(c)(2) by December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

Date: December 11, 2013	By:	/s/ Trent Davis
Trent Davis
President